Capital Structure

Tianyin

• Common Shares Outstanding	25.4 M
• 2.4 M Preferred Shares convert to	2.4 M
• Warrants Outstanding	10.5 M

- 0.7 M @ $1.6
- 4.6 M @ $2.50
- 4.8 M @ $3.00
- 0.1 M @ $3.25
- 0.3 M @ $4.50
- 10.5 M @ $2.74 avg.
- TPI would receive $28.8 M in cash

Potential Common Shares **38.3 M**